Exhibit 5(a)

[Avista Letterhead]

March 4, 2014
Avista Corporation
1411 East Mission Avenue
Spokane, Washington 99202

Re:	Registration Statement on Form S-4
Ladies and Gentlemen:
I am a Senior Vice President, the General Counsel and the Chief Compliance Officer of Avista Corporation, a Washington corporation (the “Company”), and, together with Pillsbury Winthrop Shaw Pittman LLP, am acting as counsel to the Company in connection with the Registration Statement on Form S-4 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”) of up to 7,250,000 shares of common stock, without par value (the “Securities”). The Securities are to be issued pursuant to the merger agreement described in the Registration Statement (the “Merger Agreement”).
I have reviewed and am familiar with such corporate proceedings and other matters as I have deemed necessary for the opinions expressed in this letter. In such review, I have assumed that the signatures on all documents examined by me are genuine, which assumption I have not independently verified.
On the basis of the assumptions and subject to the qualifications and limitations set forth herein, I am of the opinion that, when certificates representing the Securities have been duly executed and countersigned and the Securities have been issued by the Company in accordance with the terms and conditions set forth in the Merger Agreement, as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.
In connection with the opinion expressed above, I have assumed that, at or prior to the time of the delivery of the Securities, the authorization of the Securities by the Company’s Board of Directors will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity of the Securities.
I am a member of the Bar of the State of Washington, and my opinion set forth in this letter is limited to the Washington Business Corporation Act, as in effect on the date hereof, and I express no opinion as to any other law or the law of any other jurisdiction.

Avista Corporation
March 4, 2014

I hereby consent to the filing of this opinion letter as Exhibit 5(a) to the Registration Statement and to the use my our name under the caption “Legal Matters” in the Registration Statement and in the prospectus forming a part thereof and any supplement thereto. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Marian M. Durkin, Esq.